Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Alumis Inc. of our report dated March 19, 2025 relating to the financial statements of ACELYRIN, INC., which appears in Alumis Inc.'s Current Report on Form 8-K/A dated June 30, 2025.

/s/ PricewaterhouseCoopers LLP
San Diego, California
January 30, 2026